Seer Reports Third Quarter 2023 Financial Results
Expanded access to the Proteograph™ Product Suite through the Seer Technology Access Center, new distributors and a new Center of Excellence

REDWOOD CITY, Calif. November 7, 2023 – Seer, Inc. (Nasdaq: SEER), a life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the third quarter ended September 30, 2023.

Recent Highlights
•Achieved revenue of $4.2 million for the third quarter of 2023, an increase of 5% over the prior year period
•Expanded geographically with two new partners - Danyel Biotech in Israel and GeneTiCA in Eastern Europe
•Added Panome Bio to Centers of Excellence program to deliver innovative multi-omics services
•Demonstrated value of Proteograph Product Suite through increased customer publications available on bioRxiv
•Received ISO 27001 certification for increased information security and cybersecurity standards; ISO 13485 certification for quality management and to enable the utilization of products in FDA submissions
•Ended the quarter with $380.8 million of cash, cash equivalents and investments

“Our team made progress during the third quarter to drive adoption of the Proteograph Product Suite despite the ongoing macroeconomic headwinds impacting our customers,” said Omid Farokhzad, CEO and President. “It is encouraging to see more customer manuscripts move through the peer-review process. I am confident that as more third-party data and publications demonstrate the power of our differentiated technology, we will see increasing adoption of our technology.”

Third Quarter 2023 Financial Results
Revenue was $4.2 million for the three months ended September 30, 2023, a 5% increase from $4.0 million for the three months ended September 30, 2022. The increase was primarily due to increased instrument sales, services, and grant and other revenue, offset by lower consumables sales. Product-related revenue for the third quarter of 2023 was $3.3 million, including $1.4 million of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $536 thousand and grant and other revenue was $348 thousand.

Gross profit, inclusive of grant and other revenue, was $2.2 million and gross margin was 52% for the third quarter of 2023.

Operating expenses were $28.0 million for the third quarter of 2023, including $8.3 million of stock-based compensation, an increase of 4%, as compared to $27.0 million, including $9.1 million of stock-based compensation, for the corresponding prior year period. The increase in expenses was primarily driven by an increase in product development efforts related to the Proteograph Product Suite, including employee compensation and other related expenses, offset by a decrease in professional services.

Net loss was $21.1 million for the third quarter of 2023, as compared to $24.0 million for the corresponding prior year period.

Cash, cash equivalents and investments were $380.8 million as of September 30, 2023.

2023 Guidance
Given the Company’s performance year to date as well as the ongoing challenges in the current macroeconomic environment, Seer anticipates coming in at the lower half of its revenue guidance range of $16 million to $18 million.

Webcast Information
Seer will host a conference call to discuss the third quarter 2023 financial results on Tuesday, November 7, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer
Seer™ is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph™ Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect the Company’s current views with respect to certain current and future events and financial performance. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding the Company’s outlook for fiscal year 2023. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC, and other documents the Company subsequently files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Carrie Mendivil
investor@seer.bio

Media Contact:
Karen Possemato
pr@seer.bio

SEER, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product	$ 1,849	$ 2,571	$ 5,837	$ 7,126
Service	536	68	1,072	204
Related party	1,429	1,316	4,093	3,494
Grant and other	348	—	1,221	64
Total revenue	4,162	3,955	12,223	10,888
Cost of revenue:
Product	1,181	1,371	3,735	4,674
Service	95	21	295	50
Related party	396	618	1,226	1,366
Grant and other	334	—	462	—
Total cost of revenue	2,006	2,010	5,718	6,090
Gross profit	2,156	1,945	6,505	4,798
Operating expenses:
Research and development	13,232	11,564	41,854	33,167
Selling, general and administrative	14,769	15,447	45,882	43,917
Total operating expenses	28,001	27,011	87,736	77,084
Loss from operations	(25,845)	(25,066)	(81,231)	(72,286)
Other income (expense):
Interest income	4,767	1,285	13,044	2,105
Other expense	(10)	(199)	(291)	(260)
Total other income	4,757	1,086	12,753	1,845
Net loss	$ (21,088)	$ (23,980)	$ (68,478)	$ (70,441)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	236	420	(45)	(2,157)
Comprehensive loss	$ (20,852)	$ (23,560)	$ (68,523)	$ (72,598)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.33)	$ (0.38)	$ (1.07)	$ (1.13)
Weighted-average common shares outstanding, basic and diluted	63,929,743	62,538,983	63,747,155	62,308,314

SEER, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$ 36,396	$ 53,208
Short-term investments	294,852	368,031
Accounts receivable, net	5,492	4,315
Related party receivables	1,502	1,804
Other receivables	752	899
Inventory	4,225	4,627
Prepaid expenses and other current assets	2,903	2,098
Total current assets	346,122	434,982
Long-term investments	49,573	5,157
Operating lease right-of-use assets	25,774	27,003
Property and equipment, net	21,730	19,408
Restricted cash	524	524
Other assets	1,130	855
Total assets	$ 444,853	$ 487,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 753	$ 2,104
Accrued expenses	9,147	8,298
Deferred revenue	185	133
Operating lease liabilities, current	2,310	1,842
Other current liabilities	123	207
Total current liabilities	12,518	12,584
Operating lease liabilities, net of current portion	26,499	28,032
Other noncurrent liabilities	157	320
Total liabilities	39,174	40,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of September 30, 2023 and December 31, 2022; zero shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 59,932,008 and 59,366,077 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 4,044,969 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	694,948	667,739
Accumulated other comprehensive loss	(1,296)	(1,251)
Accumulated deficit	(287,974)	(219,496)
Total stockholders’ equity	405,679	446,993
Total liabilities and stockholders’ equity	$ 444,853	$ 487,929